ACL Personal Portfolio Plus 2
Registration Statement 333-00519

EXHIBIT INDEX

Exhibit  9        Opinion of Counsel.

Exhibit  10       Consent of Independent Auditors.

Exhibit 14        Power of Attorney dated April 14, 1999.